SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2005
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HARKEN ENERGY CORPORATION
(Exact Name of registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation)	1-10262 (Commission File Number)	95-2841597 (IRS Employer Identification No.)

180 State Street, Suite 200 Southlake, Texas (Address of Principal Executive Offices)	76092 (Zip Code)

Registrant’s telephone number, including area code: (817) 424-2424

Former Name or Former Address, if Changed Since Last Report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

On September 21, 2005, Harken Energy Corporation (the “Company”) announced that it had given notice of its determination to exercise its right to require the mandatory conversion of its 5% Senior Convertible Notes due June 30, 2009 (the “5% Notes”) for shares of the Company’s common stock. Pursuant to the terms of the 5% Notes, the Company designated November 4, 2005 as the mandatory conversion date.

On the mandatory conversion date, each 5% Note outstanding as of that date will be converted to shares of the Company’s common stock equal to the principal amount of the 5% Notes to be converted, plus accrued and unpaid interest thereon through the mandatory conversion date, divided by the appropriate conversion price set by the 5% Notes. The current principal amount of the 5% Notes is approximately $3.8 million, which would result in an issuance of up to approximately 7.5 million shares of common stock on the mandatory conversion date.

Additional information is contained in the Company’s press release, issued September 21, 2005, filed as Exhibit 99.1 to this Current Report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Harken Energy Corporation September 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harken Energy Corporation (Registrant)

Date: September 21, 2005	By:	/s/ ELMER A. JOHNSTON
Elmer A. Johnston
Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Harken Energy Corporation on September 21, 2005